     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1996
                                                               REG. NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
     LINCOLN NATIONAL CORPORATION            LINCOLN NATIONAL CAPITAL I
(EXACT NAME OF REGISTRANT AS SPECIFIED       LINCOLN NATIONAL CAPITAL II
            IN ITS CHARTER)                 LINCOLN NATIONAL CAPITAL III
                                         (EXACT NAME OF EACH REGISTRANT AS
                                         SPECIFIED IN ITS TRUST AGREEMENTS)

                INDIANA                               DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION OF EACH
                                                     REGISTRANT)

              35-1140070                       EACH TO BE APPLIED FOR
           (I.R.S. EMPLOYER                       (I.R.S. EMPLOYER
          IDENTIFICATION NO.)                    IDENTIFICATION NO.)

         200 EAST BERRY STREET            C/O LINCOLN NATIONAL CORPORATION
    FORT WAYNE, INDIANA 46802-2706              200 EAST BERRY STREET
            (219) 455-2000                 FORT WAYNE, INDIANA 46802-2706
   (ADDRESS, INCLUDING ZIP CODE, AND               (219) 455-2000
           TELEPHONE NUMBER,              (ADDRESS, INCLUDING ZIP CODE, AND
INCLUDING AREA CODE, OF REGISTRANT'S   TELEPHONE NUMBER, INCLUDING AREA CODE,
PRINCIPAL EXECUTIVE OFFICES)               OF EACH REGISTRANT'S PRINCIPAL
                                                 EXECUTIVE OFFICES)

                               ----------------
                             JACK D. HUNTER, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         LINCOLN NATIONAL CORPORATION
                             200 EAST BERRY STREET
                        FORT WAYNE, INDIANA 46802-2706
                                (219) 455-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)

                                WITH COPIES TO:

    JOHN L. STEINKAMP           ARTHUR J. SIMON           MARK J. WELSHIMER
   VICE PRESIDENT AND         SONNENSCHEIN NATH &        SULLIVAN & CROMWELL
    ASSOCIATE GENERAL              ROSENTHAL              125 BROAD STREET
         COUNSEL               8000 SEARS TOWER       NEW YORK, NEW YORK 10004
    LINCOLN NATIONAL        CHICAGO, ILLINOIS 60606        (212) 558-4000
       CORPORATION              (312) 876-8000
    200 BERRY STREET
   FORT WAYNE, INDIANA
          46802
     (219) 455-2000

                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.

                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                               ----------------

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                        CALCULATION OF REGISTRATION FEE

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                                          PROPOSED      PROPOSED
                                           MAXIMUM       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       OFFERING      AGGREGATE     AMOUNT OF
    SECURITIES TO BE          TO BE         PRICE       OFFERING     REGISTRATION
       REGISTERED          REGISTERED    PER UNIT(1)    PRICE(1)         FEE
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Junior Subordinated
 Deferrable Interest
 Debentures of Lincoln
 National
 Corporation(2)........                                                   NA
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Preferred Securities of
 Lincoln National
 Capital I, Lincoln
 National Capital II and
 Lincoln National
 Capital III...........                                                   NA
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Lincoln National
 Corporation Guarantee
 with respect to
 Preferred
 Securities(3)(4)......                                                   NA
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Total..................  $500,000,000(5)    100%     $500,000,000(5)   $172,414

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(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by Lincoln Capital I, II and III with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the Lincoln National Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Lincoln National Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of
    Lincoln National Corporation under the Indenture, the rights of holders of Preferred Securities of Lincoln National Capital I, Lincoln National
    Capital II and Lincoln National Capital III under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees, the Expense Agreement entered into by Lincoln National Corporation and certain backup undertakings as described herein.
(5) Such amount represents the principal amount of Junior Subordinated
    Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the Lincoln National Capital I, II and III Preferred Securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS + +SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR + +SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, + +SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 21, 1996

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED        , 1996

                                  PREFERRED SECURITIES

                           LINCOLN NATIONAL CAPITAL I

               % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES,
                              SERIES A (QUIPSSM)*
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
 GUARANTEED TO THE EXTENT THE SERIES A ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                          LINCOLN NATIONAL CORPORATION

  The  % Cumulative Quarterly Income Preferred Securities, Series A (the
"Series A QUIPS"), offered hereby represent beneficial interests in Lincoln National Capital I, a trust formed under the laws of the State of Delaware (the "Series A Issuer"). Lincoln National Corporation, an Indiana corporation ("Lincoln"), will be the owner of all of the beneficial interests represented by common securities of the Series A Issuer ("Series A Common Securities" and, collectively with the Series A QUIPS, the "Series A Securities"). The First National Bank of Chicago is the Property Trustee of the Series A Issuer. The Series A Issuer
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A QUIPS.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
   OFFENSE.

                                  ----------

                                                                    PROCEEDS TO
                                       INITIAL PUBLIC UNDERWRITING  THE SERIES A
                                       OFFERING PRICE COMMISSION(1) ISSUER(2)(3)
                                       -------------- ------------- ------------
Per Series A QUIPS....................      $              (2)          $
Total(4)..............................     $               (2)         $

- -----
(1) The Series A Issuer and Lincoln have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series A QUIPS will be used to purchase the Series A QUIDS, the Underwriting Agreement provides that Lincoln will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein
    of such proceeds, $   per Series A QUIPS (or $    in the aggregate). See
    "Underwriting".
(3) Expenses of the offering, which are payable by Lincoln, are estimated to be
    $   .
(4) The Series A Issuer has granted the Underwriters an option exercisable for 10 days to purchase up to an additional Series A QUIPS at the initial public offering price per Series A QUIPS solely to cover over-allotments, if any. If such option is exercised in full, the total initial public
    offering price and proceeds to the Series A Issuer will be $    and $   ,
    respectively, and the total Underwriters' Compensation paid by Lincoln for
    arranging the investment will be $   . See "Underwriting".

                                  ----------
  The Series A QUIPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A QUIPS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
       , 1996, against payment therefor in immediately available funds.

* QUIPS and QUIDS are servicemarks of Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.
        BEAR, STEARNS & CO. INC.
                 A. G. EDWARDS & SONS, INC.
                          MERRILL LYNCH & CO.
                                                               SMITH BARNEY INC.

                  The date of this Prospectus is       , 1996

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A QUIPS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(Continued from previous page)
exists for the sole purpose of issuing the Series A QUIPS and the Series A
Common Securities and investing the proceeds thereof in    % Junior
Subordinated Deferrable Interest Debentures, Series A (the "Series A
QUIDS"SM), to be issued by Lincoln. The Series A QUIDS will mature on        ,
2026, which date may be extended to a date not later than          , 2045 if
certain conditions are met. The Series A QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series A QUIPS will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and
December of each year, commencing    , 1996, at the annual rate of    % of the
liquidation preference of $25 per Series A QUIPS ("Distributions"). Lincoln has the right to defer payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A QUIDS are so deferred, Distributions on the Series A QUIPS will also be deferred and Lincoln will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Lincoln's capital stock or debt securities of Lincoln that rank pari passu with or junior to the Series A QUIDS. During an Extension Period, interest on the Series A QUIDS will continue to accrue (and the amount of Distributions to which holders of the Series A QUIPS are entitled will
accumulate) at the rate of   % per annum, compounded quarterly, and holders of
Series A QUIPS will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Original Issue Discount".

  Lincoln has, through the Series A Guarantee, the Trust Agreement, the Series A QUIDS, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A QUIPS. The Series A Guarantee of Lincoln guarantees the payment of Distributions and payments on liquidation or redemption of the Series A QUIPS, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If Lincoln does not make interest payments on the Series A QUIDS held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A QUIPS. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Series A QUIPS may institute a legal proceeding directly against Lincoln to enforce, on behalf of the Series A Issuer, payment of such Distributions. See "Description of Junior Subordinated Debentures--Debenture Events of Default." The obligations of Lincoln under the Series A Guarantee and the Series A QUIDS are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of Lincoln.

  The Series A QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series A QUIDS at maturity or their earlier redemption. The Series A QUIDS are redeemable prior
to maturity at the option of Lincoln (i) on or after         , 2001, in whole
at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

  At any time, Lincoln will have the right to terminate the Series A Issuer and cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. If Lincoln elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, Lincoln shall have the right to shorten or extend the maturity of such Series A QUIDS, provided that it can extend the maturity only if certain conditions are met. See "Certain Terms of Series A QUIPS--Special Event Redemption or Distribution of Series A QUIDS".

  The Series A QUIDS are subordinate and junior in right of payment to all Senior Debt of Lincoln. As of March 31, 1996, Lincoln had approximately $1.089 billion aggregate principal amount of Senior Debt outstanding. The terms of the Series A QUIDS place no limitation on the amount of Senior Debt that may be incurred by Lincoln. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. See "Lincoln National Corporation". Accordingly, the Series A QUIDS will be subordinated to all Senior Debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series A QUIDS should look only to the assets of Lincoln for payments on Series A QUIDS. The payment of dividends by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  In the event of the termination of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, the holders of the Series A QUIPS will be entitled to receive a liquidation preference of $25 per Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Series A Issuer intends to list the Series A QUIPS on the New York Stock Exchange. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, Lincoln will use its best efforts to list the Series A QUIDS on the New York Stock Exchange or such other stock exchanges or other self-regulatory organizations, if any, on which the Series A QUIPS are then listed or traded.

  The Series A QUIPS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A QUIPS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

  The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between Lincoln and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement among Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in this Prospectus Supplement or in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series A QUIPS should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A QUIDS

  The obligations of Lincoln under the Series A Guarantee issued by Lincoln for the benefit of the holders of Series A QUIPS are unsecured and rank subordinate and junior in right of payment to all Senior Debt of Lincoln. The obligations of Lincoln under the Series A QUIDS are subordinate and junior in right of payment to all such Senior Debt. At March 31, 1996, the Senior Debt of Lincoln aggregated approximately $1.089 billion. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series A QUIDS will be effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series A QUIDS should look only to the assets of Lincoln for payments on the Series A QUIDS. The payment of dividends by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. See "Lincoln National Corporation". Neither of the Indenture, the Series A Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Lincoln. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series A Issuer to pay amounts due on the Series A QUIPS is solely dependent upon Lincoln making payments on the Series A QUIDS as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  Lincoln has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. As a consequence of any such deferral, quarterly Distributions on the Series A QUIPS by the Series A Issuer will be deferred (and the amount of Distributions to which holders of the Series A QUIPS are entitled will
accumulate additional Distributions thereon at the rate of    % per annum,
compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, Lincoln may not and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period subject to the above requirements. See "Certain Terms of Series A QUIPS--Distributions" and "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period".

  Should an Extension Period occur, a holder of Series A QUIPS will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A QUIDS held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A QUIPS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A QUIPS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sale or Redemption of Series A QUIPS".

  Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS. However, should Lincoln elect to exercise such right in the future, the market price of the Series A QUIPS is likely to be affected. A holder that disposes of its Series A QUIPS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A QUIPS. In addition, as a result of the existence of Lincoln's right to defer interest payments, the market price of the Series A QUIPS (which represent preferred beneficial interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION OR EXCHANGE

  Upon the occurrence and continuation of a Special Event, as described in "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus, Lincoln has the right to redeem the Series A QUIDS in whole (but not in part) within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Series A Securities at the redemption price. See "Certain Terms of Series A QUIPS-- Redemption" for the definition of "Special Event".

  See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit Lincoln to cause a redemption of the Series A QUIPS.

  There can be no assurance as to the market prices for Series A QUIPS or Series A QUIDS that may be distributed in exchange for Series A QUIPS if a liquidation of the Series A Issuer occurs. Accordingly, the Series A QUIPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A QUIDS that a holder of Series A QUIPS may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered hereby. In addition, because Lincoln has the right to shorten or extend the maturity of the Series A QUIDS upon a termination of the Series A Issuer and the distribution of the Series A QUIDS to holders of Series A QUIPS, there can be no assurance that Lincoln will not exercise its option to change the maturity of the Series A QUIDS upon an exchange. Because holders of Series A QUIPS may receive Series A QUIDS on termination of the Series A Issuer, prospective purchasers of Series A QUIPS are also making an investment decision with regard to the Series A QUIDS and should carefully review all the information regarding the Series A QUIDS contained herein. See "Description of the Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE

  The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A QUIPS. The First National Bank of Chicago will also act as Debenture Trustee for the Series A QUIDS and as Property Trustee and First Chicago Delaware, Inc. will act as Delaware Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A QUIPS the following payments, to the extent not paid by the Series A Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Series A QUIPS, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A QUIPS called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A QUIDS are distributed to holders of the Series A QUIPS), the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions to the date of payment to the extent that the Series A Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A QUIPS. The holders of not less than a majority in aggregate liquidation amount of the Series A QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A QUIPS may institute a legal proceeding directly against Lincoln to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If Lincoln were to default on its obligation to pay amounts payable under the Series A QUIDS, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A QUIPS or otherwise, and, in such event, holders of the Series A QUIPS would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, the Property Trustee or a holder of Series A QUIPS would have to institute a legal proceeding directly against Lincoln under the Indenture on behalf of the Series A Issuer for enforcement of payment to the Series A Issuer of the principal of or interest on the related QUIDS on or after the respective due dates specified in such Series A QUIDS. See "Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A QUIPS by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A QUIPS will generally have limited voting rights relating only to the modification of the Series A QUIPS, the dissolution, winding-up or liquidation of the Series A Issuer, and the exercise of the Series A Issuer's rights as holder of Series A QUIDS. Holders of Series A QUIPS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events described herein. The Issuer Trustees and Lincoln may amend the Trust Agreement without the consent of holders of Series A QUIPS to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A QUIPS

  The Series A Issuer intends to list the Series A QUIPS on the New York Stock Exchange. The Series A QUIPS may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. A holder of Series A QUIPS that disposes of its Series A QUIPS between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series A QUIDS through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A QUIPS disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series A QUIPS".

                          LINCOLN NATIONAL CAPITAL I

  Lincoln National Capital I is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 21, 1996. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with Lincoln. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A QUIPS and Series A Common Securities,
(ii) using the proceeds from the sale of Series A QUIPS and Series A Common Securities to acquire Series A QUIDS issued by Lincoln and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Series A QUIDS will be the sole assets of the Series A Issuer, and payments under the Series A QUIDS will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by Lincoln. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A QUIPS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of Lincoln as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A QUIPS. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. Lincoln will acquire Series A Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 200 East Berry Street, Fort Wayne, Indiana 46802,
Attention: Secretary, and its telephone number is (219) 455-3271. See "The Issuers" in the accompanying Prospectus.

                         LINCOLN NATIONAL CORPORATION

  Lincoln National Corporation is a holding company with consolidated assets on March 31, 1996 of approximately $64.3 billion and capital and surplus (shareholders' equity) of approximately $4.1 billion. Lincoln's income from operations for the year ended December 31, 1995 was $306.5 million, and income from operations excluding special charges was $441.8 million, an increase of 13% over the same figure for 1994. Income from operations is net income less realized gain (loss) on investments, gain (loss) on sale of affiliates/operating property and cumulative effect of accounting change, all net of taxes. Lincoln, through its subsidiaries, operates the following four business segments: life insurance and annuities; life-health reinsurance; property-casualty insurance; and investment management.

  Lincoln's life insurance and annuities segment provides a broad range of universal and term life products, annuity contracts and 401(k) plans through a varied distribution system that includes career agents, insurance brokers, banks, stockbrokers and financial planners. Income from operations for this segment increased 35% to $251.6 million in 1995, compared with $185.8 million in 1994. This growth was produced through a combination of expanded annuity business in the United States and acquisitions in the U.K. Based upon an independent survey, Lincoln National Life Insurance Company was the nation's leading writer of individual fixed annuities and the third largest writer of individual variable annuities in 1994, the most recent statistics available.

   The life-health reinsurance segment primarily underwrites the excess risk associated with individual and group life and health insurance liabilities sold by other insurance companies, health maintenance organizations and self-funded employers. The life-health reinsurance segment, conducted through Lincoln National Reinsurance Companies, reported income from operations of $68.9 million in 1995 (excluding a fourth quarter charge of $121.6 million against earnings related to Lincoln's disability income business), an increase of 3.5% from 1994. In addition, the segment continues to expand its financial reinsurance business. Based upon net premium income, Lincoln National Reinsurance Companies is the leading life-health reinsurer worldwide, according to a recent independent survey.

  The property-casualty insurance segment consists primarily of American States Insurance Company and offers a broad spectrum of personal and commercial property-casualty lines. The segment's focus is on providing commercial insurance to small- to medium-sized businesses and preferred personal line coverages to individuals. Excluding a special charge of $13.7 million for the realignment of American States' field structure, the property-casualty segment reported income from operations of $166.3 million in 1995, a 5% increase over 1994.

  Although newly established in 1995 as a distinct business segment, investment management has long been an expertise at Lincoln. Operations are currently conducted through four companies: Lincoln Investment Management Inc., Delaware Management Holdings, Inc., Lynch & Mayer, Inc., and Vantage Global Advisors, Inc. Each of the companies operates separately and employs its own investment style and skills, but the diversity of skills, styles and cultures serves to balance investment performance and operating results. The segment has been reported separately only since April 1995. As of December 31, 1995, the segment had combined assets under management in excess of $76 billion, of which 83% were domestic institutional assets and 13% were retail mutual fund assets.

  For the three months ended March 31, 1996 and for the year ended December 31, 1995, the Company's consolidated revenue and net income were as follows:

                                        THREE MONTHS ENDED       YEAR ENDED
                                          MARCH 31, 1996      DECEMBER 31, 1995
                                        -------------------- -------------------
                                        REVENUE   NET INCOME REVENUE  NET INCOME
                                        --------  ---------- -------- ----------
                                                 (MILLIONS OF DOLLARS)
Life Insurance and Annuities........... $  753.2    $ 91.2   $3,058.6  $ 334.1
Reinsurance (1)........................    346.5      17.4    1,362.4    (42.0)
Property-Casualty......................    491.6      43.5    1,954.9    166.3
Investment Management..................     67.9       5.7      192.7     19.0
Other Operations.......................    (18.7)    (17.8)      64.7      4.8
                                        --------    ------   --------  -------
Total.................................. $1,640.5    $140.0   $6,633.3  $ 482.2
                                        ========    ======   ========  =======

- --------
(1) Including a charge against earnings in the fourth quarter of 1995 related to Lincoln's disability income business.

  As a holding company with no significant business operations of its own, Lincoln relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Indiana, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of Lincoln (including the Series A QUIDS), and to pay dividends to holders of its capital stock. An Indiana-domiciled insurer may not pay a dividend without notifying the state insurance department and providing certain information. In addition, the payment of dividends by Indiana-domiciled insurers is limited under the insurance holding company laws which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's statutory surplus as of December 31 of the preceding year or (ii) net income if the insurer is a property-casualty insurance company or net gain from operations if the insurer is a life insurance company, for the twelve-month period ending on the thirty-first day of December last preceding. The insurance holding company laws of the other jurisdictions in which Lincoln's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. Based upon these regulations,Lincoln's insurance subsidiaries could pay dividends to Lincoln in 1996 of $518 million, without obtaining specific approval from the insurance commissioners. In connection with the sale of stock by American States Financial Corporation as described in "Recent Developments" below, American States has adopted a dividend policy consistent with those of other similar publicly-held companies. Giving effect to this dividend policy, the dividends payable to Lincoln by its insurance subsidiaries in 1996 is reduced to approximately $353 million. Dividends payable by non-insurance subsidiaries are not subject to regulatory limitations.

  Lincoln National Corporation is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219) 455-2000.

                              RECENT DEVELOPMENTS

  Lincoln recently organized American States Financial Corporation ("ASFC") to serve as the holding company for American States Insurance Company ("ASI"), Lincoln's property-casualty insurance subsidiary. ASFC is currently undertaking an offering of its common stock, which is expected to be completed in May 1995, and which, if successful, would result in Lincoln beneficially owning approximately 83% of ASFC's outstanding common stock. The proceeds of the offering will be retained by ASFC and ASI.

  In connection with the ASFC offering, ASI declared and distributed to Lincoln $300 million of assets, consisting primarily of tax-exempt municipal securities. In addition, ASFC will assume $100 million of Lincoln's indebtedness and will issue a $200 million term note to Lincoln. In particular, ASFC will assume Lincoln's obligation to pay the principal and interest, as and when due, on Lincoln's outstanding 7 1/8% note due July 15, 1999 (although Lincoln will continue to be the obligor on the notes). See "Capitalization". The ASFC term note will bear interest at 50 basis points over the Treasury securities with a comparable maturity and will be repaid in three equal principal payments in 1997, 1998 and 1999.

  As a holding company, Lincoln relies primarily on interest and dividends from its subsidiaries to meet its obligations on its outstanding debt obligations and corporate expenses. Historically, ASI has paid dividends to Lincoln based upon its annual operating results and statutory surplus. Dividends of $199 million were paid by ASI to Lincoln in 1995. In connection with the public offering of ASFC stock, ASFC has adopted a dividend policy of declaring quarterly cash dividends of $0.21 per share on the common stock, pursuant to which Lincoln would receive approximately $42 million in dividends from ASFC annually, although there can be no assurance that ASFC will declare and pay any dividends.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth Lincoln's ratios of earnings to fixed charges for the years and periods indicated:

                                            THREE
                                            MONTHS
                                            ENDED
                                          MARCH 31,   YEAR ENDED DECEMBER 31,
                                          ---------- -------------------------
                                          1996 1995  1995 1994 1993  1992 1991
                                          ---- ----- ---- ---- ----- ---- ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on annuities and
   financial products(1)................. 9.25 10.44 7.51 6.43 10.35 6.69 3.20
  Including interest on annuities and
   financial products(2)................. 1.53  1.49 1.41 1.25  1.43 1.32 1.15
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends(3)............................ 1.53  1.47 1.40 1.23  1.40 1.30 1.14

- --------
(1) For purposes of determining this ratio, earnings consist of income before federal income taxes and cumulative effect of accounting change adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. Fixed charges consist of interest expense on debt and the portion of operating leases that are representative of the interest factor.
(2) Same as the ratio of earnings to fixed charges, excluding interest on annuities and financial products, except fixed charges and earnings include interest on annuities and financial products.
(3) Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Series A QUIPS will be invested by the Series A Issuer in Series A QUIDS. Lincoln intends that the proceeds from the sale of such Series A QUIDS will be added to its general corporate funds and will be used for general corporate purposes, including the repayment of short-term indebtedness, including commercial paper. As of March 31, 1996, Lincoln had $253.4 million of commercial paper outstanding that had a weighted average maturity of 15.3 days and had an average interest rate of 5.32%. Until so utilized, the net proceeds will be invested in income producing securities.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of Lincoln and its subsidiaries as of March 31, 1996 and as adjusted to give effect to the consummation of the offering of the Series A QUIPS, without giving effect to any exercise of the Underwriters' over-allotment option. The following data should be read in conjunction with the consolidated financial statements and notes thereto of Lincoln and its subsidiaries incorporated herein by reference.

                                                               MARCH 31, 1996
                                                            --------------------
                                                             ACTUAL  AS ADJUSTED
                                                            -------- -----------
                                                               (IN MILLIONS)
Short-term debt (including current maturities of long-term
 debt)....................................................  $  430.2  $
Long-term debt less current portion:
  7 1/8% Notes due 1999...................................      99.5      99.5
  7 5/8% Notes due 2002...................................      99.2      99.2
  7 1/4% Debentures due 2005..............................     199.1     199.1
  9 1/8% Debentures due 2024..............................     199.1     199.1
  Mortgages and other notes...............................      62.0      62.0
                                                            --------  --------
    Total long-term debt (less current portion)...........     658.9     658.9
Company Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trust (1).......................       --
Shareholders' Equity:
  Preferred Stock, without par value:
   Authorized: 10,000,000 shares
   Issued and outstanding:
    $3.00 Convertible Cumulative Preferred Stock, Series A
     (38,859 shares)......................................       1.3       1.3
  Common Stock, without par value: Authorized: 800,000,000
   shares Issued and outstanding (104,247,751 shares).....     891.0     891.0
Earned surplus............................................   2,867.9   2,867.9
Foreign currency translation adjustment...................      11.5      11.5
Net unrealized gain on securities available-for-sale......     374.3     374.3
                                                            --------  --------
    Total shareholders' equity............................   4,146.0   4,146.0
                                                            --------  --------
    Total capitalization..................................  $5,235.1  $
                                                            ========  ========

- --------
(1) As described herein, all of the assets of the Series A Issuer will be
    $     of   % Junior Subordinated Deferrable Interest Debentures, Series A,
    issued by Lincoln to the Series A Issuer. The Series A QUIDS will mature
    on           , 2026, which date may be extended to a date not later than
              , 2045 if certain conditions are met. Lincoln owns all of the Series A Common Securities of the Series A Issuer.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of Lincoln and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of Lincoln. The Series A QUIPS will be presented as a separate line item in the consolidated balance sheets of Lincoln, entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary" and appropriate disclosures about the Series A QUIPS, the Series A Guarantee and the Series A QUIDS will be included in the notes to the consolidated financial statements. For financial reporting purposes, Lincoln will record Distributions payable on the Series A QUIPS as an expense in the consolidated statements of income.

                        SELECTED FINANCIAL INFORMATION

  The following selected financial data for the five years ended December 31, 1995 are derived from the consolidated audited financial statements of Lincoln and its subsidiaries. The following selected financial data for the periods ended and as of March 31, 1996 and 1995 have been derived from financial statements of Lincoln that have not been audited, but that, in the opinion of the management of Lincoln, reflect all normal recurring adjustments necessary for the fair presentation of such data for the interim periods. The results of operations for the quarter ended March 31, 1996 are not necessarily indicative of the results of operations for the full year. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto of Lincoln incorporated herein by reference to Lincoln's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                         THREE MONTHS ENDED
                              MARCH 31,                   YEAR ENDED DECEMBER 31,
                         ------------------- ---------------------------------------------------
                           1996      1995      1995      1994       1993       1992      1991
                         --------- --------- --------- ---------  ---------  --------- ---------
                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenue:
  Premiums and fees..... $   968.7 $   866.9 $ 3,915.8 $ 4,074.4  $ 4,917.8  $ 4,915.6 $ 6,071.3
  Net investment
   income...............     571.3     530.1   2,285.6   2,011.3    2,146.5    1,987.3   1,799.3
  Realized gains on sale
   of investments/
   operating properties..     71.3      44.1     269.8     (82.0)     170.0      176.9      28.1
  Other.................      29.2      42.6     162.1     176.2      158.5      187.9     283.1
                         --------- --------- --------- ---------  ---------  --------- ---------
    Total revenue.......   1,640.5   1,483.7   6,633.3   6,179.9    7,392.8    7,267.7   8,181.8
                         --------- --------- --------- ---------  ---------  --------- ---------
Total benefits and
 expenses............... $ 1,446.6 $ 1,304.3 $ 6,006.7 $ 5,803.6  $ 6,805.0  $ 6,843.0 $ 7,983.0
                         --------- --------- --------- ---------  ---------  --------- ---------
Income before federal
 taxes and cumulative
 effect of accounting
 change.................     193.9     179.4     626.6     376.3      587.8      424.7     198.8
Cumulative effect of
 accounting change......                                              (96.4)
Net income.............. $   140.0 $   134.8 $   482.2 $   349.9  $   318.9  $   359.2 $   201.9
                         ========= ========= ========= =========  =========  ========= =========
BALANCE SHEET DATA (AT
 PERIOD END):
Total cash and
 investments............ $32,455.6 $29,467.6 $33,509.3 $28,010.0  $30,437.5  $26,538.4 $23,528.8
Total assets............  64,263.9  52,330.0  63,257.7  48,864.8   47,825.1   39,042.2  33,660.3
Policy liabilities and
 accruals...............  13,720.8  11,691.9  13,735.9  11,341.5   12,661.7   11,610.6  10,969.8
Contractholder funds....  18,684.5  17,752.6  18,784.5  17,250.4   15,196.7   12,982.0  10,849.5
Liabilities related to
 separate accounts......  24,245.3  16,079.3  22,769.1  14,301.7   12,430.6    8,368.1   6,207.7
Short-term debt.........     430.2     302.8     426.8     275.3      351.5      433.4     677.3
Long-term debt..........     658.9     419.2     659.3     419.6      335.1      423.0     252.6
Total shareholders'
 equity.................   4,146.0   3,651.7   4,378.1   3,042.1    4,072.3    2,826.8   2,655.8

                        CERTAIN TERMS OF SERIES A QUIPS

GENERAL

  The following summary of certain terms and provisions of the Series A QUIPS supplements the description of the terms and provisions of the QUIPS set forth in the accompanying Prospectus under the heading "Description of Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Series A QUIPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

DISTRIBUTIONS

  The Series A QUIPS represent beneficial interests in the Series A Issuer, and Distributions on each Series A QUIPS will be payable at the annual rate of
   % of the stated liquidation preference of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions will accumulate from the date of original issuance. The first Distribution
payment date for the Series A QUIPS will be        , 1996. The amount of
Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A QUIPS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no Event of Default under the Indenture has occurred and is continuing, Lincoln has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. As a consequence of any such election, quarterly Distributions on the Series A QUIPS will be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A QUIPS are entitled will accumulate additional Distributions thereon at the rate per
annum of    % thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of Stock under such plans in the future, (c) payments under any Guarantee, and
(d) purchases of common stock related to the issuance of common stock or rights under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount".

  Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series A QUIDS, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A QUIPS (the "Redemption Price"), equal to the aggregate liquidation preference of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--Redemption".

  Lincoln will have the right to redeem the Series A QUIDS (i) on or after
   , 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SERIES A QUIDS

  If a Special Event shall occur and be continuing, Lincoln will have the right to redeem the Series A QUIDS in whole (but not in part) and thereby cause a mandatory redemption of the Series A QUIPS in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Lincoln will have the right to terminate the Series A Issuer and after satisfaction of the liabilities of creditors of the Series A Issuer as provided by applicable law, cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. Under current United States Federal income tax law and interpretations and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution of the Series A QUIDS should not be a taxable event to holders of the Series A QUIPS. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A QUIPS. See "Certain Federal Income Tax Consequences--Distribution of Series A QUIDS to Holders of Series A QUIPS". If Lincoln does not elect either option described above, the Series A QUIPS will remain outstanding until the repayment of the Series A QUIDS.

  If Lincoln elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, Lincoln shall have the right to shorten or extend the maturity of such Series A QUIDS, provided that it can extend the maturity only if certain conditions are met. See "Description of Preferred Securities--Redemption or Exchange--Extension of Maturity of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--General".

LIQUIDATION VALUE

  The amount payable on the Series A QUIPS in the event of any liquidation of the Series A Issuer is $25 per Series A QUIPS plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

                        CERTAIN TERMS OF SERIES A QUIDS

GENERAL

  The following summary of certain terms and provisions of the Series A QUIDS supplements the description of the terms and provisions of the Corresponding QUIDS set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series A QUIDS set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

  Concurrently with the issuance of the Series A QUIPS, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by Lincoln for the Series A Common Securities, in the Series A QUIDS issued by
Lincoln. The Series A QUIDS will bear interest at the annual rate of    % of
the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment
Date"), commencing        , 1996, to the person in whose name each Series A
QUIDS is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, each Series A QUIDS will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A QUIPS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A QUIDS is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to
the extent permitted by law) at the rate per annum of    % thereof, compounded
quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series A QUIDS will be issued as a series of QUIDS under the Indenture.
The Series A QUIDS will mature on    , 2026, which date may be extended at any
time at the election of Lincoln for one or more periods, but in no event to a
date later than   , 2045 (such date, as it may be extended, the "Stated
Maturity"), provided that at the time such election is made and at the time of extension (i) Lincoln is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Lincoln is not in default in the payment of any interest or principal on the Series A QUIDS, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A QUIPS and no deferred Distributions are accumulated, (iv) the Series A QUIDS are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Series A QUIPS; provided, however, that, if Lincoln exercises its right to liquidate the Series A Issuer and distribute the Series A QUIDS, effective upon such exercise the Stated Maturity of the Series A QUIDS may be changed to any date elected by Lincoln that is (i) no earlier than the date five years after the initial issuance of the Series A QUIPS and (ii) no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series A QUIPS.

  The Series A QUIDS will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of Lincoln. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series A QUIDS will be subordinated to all Senior Debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Series A QUIDS should look only to the assets of Lincoln for payments on the Series A QUIDS. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture or any existing or other indenture that Lincoln may enter into in the future or otherwise, including Lincoln's Senior and Subordinated Indentures entered into with The Bank of New York and The First National Bank of Chicago, respectively. See "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Indenture has occurred or is continuing, Lincoln has the right under the Indenture at any time during the term of the Series A QUIDS to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. At the end of such Extension Period, Lincoln must pay all interest then accrued and unpaid (together with
interest thereon at the annual rate of   %, compounded quarterly, to the
extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A QUIDS (or holders of Series A QUIPS while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount".

  During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Lincoln may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Lincoln must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A QUIPS would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series A QUIPS of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of Lincoln's election to begin a new Extension Period to the holders of the Series A QUIPS. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges ("Additional Sums") as a result of a Tax Event, Lincoln will pay as additional amounts on the Series A QUIDS such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

REDEMPTION

  The Series A QUIDS are redeemable prior to maturity at the option of Lincoln
(i) on or after    , 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES A QUIDS

  Under certain circumstances involving the termination of the Series A Issuer, Series A QUIDS may be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A QUIPS in liquidation, the Series A QUIDS will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A QUIPS, will act as depositary for the Series A QUIDS. It is anticipated that the depositary arrangements for the Series A QUIDS would be substantially identical to those in effect for the Series A QUIPS. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, Lincoln will use its best efforts to list the Series A QUIDS on the New York Stock Exchange or such other stock exchanges, if any, on which the Series A QUIPS are then listed. There can be no assurance as to the market price of any Series A QUIDS that may be distributed to the holders of Series A QUIPS. For a description of DTC and the terms of the depositary matters, see "Book-Entry Issuance" in the accompanying Prospectus.

REGISTRATION OF SERIES A QUIDS

  A global security shall be exchangeable for Series A QUIDS registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Lincoln that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) Lincoln in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A QUIDS are issued in definitive form, such Series A QUIDS will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A QUIDS represented by a global security will be made to DTC, as the depositary for the Series A QUIDS. In the event Series A QUIDS are issued in definitive form, principal and interest will be payable, the transfer of the Series A QUIDS will be registrable, and Series A QUIDS will be exchangeable for Series A QUIDS of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by Lincoln, provided that payment of interest may be made at the option of Lincoln by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A QUIDS are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS. This summary only addresses the tax consequences to a person that acquires Series A QUIPS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A QUIPS, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A QUIPS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A QUIPS as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sonnenschein Nath & Rosenthal, counsel to Lincoln and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A QUIPS. In particular, legislation has been proposed that could adversely affect Lincoln's ability to deduct interest on the Series A QUIDS, which may in turn permit Lincoln to cause a redemption of the Series A QUIPS. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A QUIPS may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A QUIPS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

  In connection with the issuance of the Series A QUIPS, Sonnenschein Nath & Rosenthal will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement and certain other documents, and based on certain facts and assumptions contained in such opinion, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A QUIPS (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series A QUIDS. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Series A QUIDS whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount." No amount included in income with respect to the Series A QUIPS will be eligible for the dividends-received deduction.

ORIGINAL ISSUE DISCOUNT

  Under the Indenture, Lincoln has the right to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. Because of this option, all interest payable on the Series A QUIDS will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series A QUIDS (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term "interest" in this summary shall include income in the form of OID.)

  As a result, Securityholders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of Series A QUIPS prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series A Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series A QUIPS, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series A QUIPS.

DISTRIBUTION OF SERIES A QUIDS TO HOLDERS OF SERIES A QUIPS

  Under current law, a distribution by the Series A Issuer of the Series A QUIDS as described under the caption "Certain Terms of Series A QUIPS--Special Event Redemption or Distribution of Corresponding QUIDS" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series A QUIDS previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A QUIPS before such distribution. A Securityholder will accrue interest in respect of Series A QUIDS received from the Series A Issuer in the manner described above under "--Original Issue Discount".

SALES OR REDEMPTION OF SERIES A QUIPS

  Gain or loss will be recognized by a Securityholder on a sale of Series A QUIPS (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series A QUIPS sold or so redeemed. Gain or loss recognized by a Securityholder on Series A QUIPS held for more than one year will generally be taxable as long-term capital gain or loss.

  The Series A QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. A Securityholder that disposes of its Series A QUIPS between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series A QUIDS through the date of disposition and to add such amount to its adjusted tax basis in its Series A QUIPS disposed of. Such Securityholder will recognize a capital loss on the disposition of its Series A QUIPS to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Series A QUIPS (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of OID accrued on the Series A QUIPS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series A QUIPS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Series A QUIPS will be reported to holders on Form 1099 and mailed to holders of the Series A QUIPS by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A QUIDS, Lincoln would be unable to deduct interest on the Series A QUIDS. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, Lincoln will be able to deduct interest on the Series A QUIDS. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of Lincoln to deduct interest on the Series A QUIDS. Such a change could give rise to a Tax Event, which may permit Lincoln to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures". Such a tax law change would not alter the United States Federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, Lincoln and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. are acting as representatives, has severally agreed to purchase from the Series A Issuer the respective number of Series A QUIPS set forth opposite its name below:

                                                                       NUMBER OF
                                                                       SERIES A
UNDERWRITER                                                              QUIPS
- -----------                                                            ---------
Goldman, Sachs & Co...................................................
Bear, Stearns & Co. Inc...............................................
A.G. Edwards & Sons, Inc..............................................
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.................................................
Smith Barney Inc......................................................
                                                                        -------
    Total.............................................................
                                                                        =======

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A QUIPS offered hereby, if any are taken.

  The Underwriters propose to offer the Series A QUIPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such
price less a concession of $    per Series A QUIPS. The Underwriters may
allow, and such dealers may reallow, a concession not to exceed $    per
Series A QUIPS to certain brokers and dealers. After the Series A QUIPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Series A Issuer has granted the Underwriters an option exercisable for 10 days after the date of this Prospectus Supplement to purchase up to an
aggregate of           additional Series A

QUIPS solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A QUIPS to be purchased by each of them, as shown in
the foregoing table, bears to the     Series A QUIPS offered.

  In view of the fact that the proceeds from the sale of the Series A QUIPS will be used to purchase the Series A QUIDS issued by Lincoln, the Underwriting Agreement provides that Lincoln will pay as Underwriters' Compensation for the Underwriters' arranging the investment therein of such
proceeds an amount of $    per Series A QUIPS for the accounts of the several
Underwriters.

  Lincoln and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the
Series A QUIPS, as determined by the Underwriters, and (ii)    days after the
closing date, they will not offer, sell, contract to sell or otherwise dispose of any QUIPS, any other beneficial interests in the assets of the Series A Issuer, or any preferred securities or any other securities of the Series A Issuer or Lincoln which are substantially similar to the Series A QUIPS, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series A Issuer or Lincoln, without the prior written consent of the representatives, except for the Series A QUIPS offered in connection with the offering.

  Prior to this offering, there has been no public market for the Series A QUIPS. The Series A Issuer intends to list the Series A QUIPS on the New York Stock Exchange. Trading of the Series A QUIPS on the New York Stock Exchange is expected to commence within a seven-day period after the initial delivery of the Series A QUIPS. The representatives of the Underwriters have advised Lincoln that they intend to make a market in the Series A QUIPS prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A QUIPS.

  Lincoln and the Series A Issuer have agreed to indemnify the several Underwriters against and contribute toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Lincoln and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series A QUIPS, the enforceability of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, special Delaware Counsel to Lincoln and the Series A Issuer. The validity of the Series A Guarantee and the Series A QUIDS will be passed upon for Lincoln by Sonnenschein Nath & Rosenthal, and for the Underwriters by Sullivan & Cromwell, New York, New York. Sonnenschein Nath & Rosenthal and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and upon the opinion of Jack D. Hunter, Esq., Executive Vice President and General Counsel of Lincoln, as to matters of Indiana law. Sonnenschein Nath & Rosenthal and Sullivan & Cromwell from time to time perform legal services for Lincoln. Certain matters relating to United States federal income tax considerations will be passed upon for Lincoln by Sonnenschein Nath & Rosenthal.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 21, 1996

                                  $500,000,000
PROSPECTUS


                          LINCOLN NATIONAL CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES
                           LINCOLN NATIONAL CAPITAL I
                          LINCOLN NATIONAL CAPITAL II
                          LINCOLN NATIONAL CAPITAL III
                     PREFERRED SECURITIES GUARANTEED TO THE
               EXTENT THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY
                          LINCOLN NATIONAL CORPORATION

  Lincoln National Corporation, an Indiana corporation ("Lincoln"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of Lincoln. If provided in an accompanying Prospectus Supplement, Lincoln will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

  Lincoln National Capital I, Lincoln National Capital II and Lincoln National Capital III, each a trust formed under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. Lincoln will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by Lincoln to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of Lincoln under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of Lincoln. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of Lincoln's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. Lincoln may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

  Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, Lincoln will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and Lincoln will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Lincoln's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities--Distributions."

  Taken together, Lincoln's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and
(b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or the Nasdaq National Market. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or the Nasdaq National Market, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                   The date of this Prospectus is    , 1996.

  No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by Lincoln or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

  FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                             AVAILABLE INFORMATION

  Lincoln is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Lincoln can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Chicago Stock Exchange, Inc. at 440 South LaSalle Street, Chicago, Illinois 60603 and at the offices of the Pacific Stock Exchange, Inc. at 301 Pine Street, San Francisco, California 94104.

  Lincoln and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Lincoln and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. Lincoln and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of Lincoln and issuing the Trust Securities. See "The Issuers," "Description of Preferred Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Lincoln with the Commission are incorporated into this Prospectus by reference:

    1. Lincoln's Annual Report on Form 10-K for the year ended December 31, 1995; and

    2. Lincoln's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

  Each document or report filed by Lincoln pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  Lincoln will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802-2706, telephone number (219) 455-3271.

                         LINCOLN NATIONAL CORPORATION

  The Company is a holding company with consolidated assets at March 31, 1996 of approximately $64.3 billion and shareholders' equity of approximately $4.1 billion. The Company, through its subsidiaries, provides life insurance and annuities, life-health reinsurance, property-casualty insurance, and investment management services to its customers.

  Lincoln National Corporation is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219) 455-2000.

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by Lincoln, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by Lincoln, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by Lincoln. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of Lincoln as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities-- Subordination of Common Securities." Lincoln will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by Lincoln as holder of the Common Securities. The trustees for each Issuer will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with Lincoln (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Preferred Securities if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. Lincoln will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each issuer is 200 East Berry Street, Fort Wayne, Indiana 46802-2706 and its telephone number is (219) 455-2000.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, Lincoln intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering shall be set forth in the Prospectus Supplement pertaining to such offering.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between Lincoln and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of Lincoln. See "--Subordination." Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on dividends from such subsidiaries to meet its obligations. The payment of dividends by Lincoln's insurance company subsidiaries is limited under the insurance company holding company laws of the states in which such subsidiaries are domiciled. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of Lincoln for payments on the Junior Subordinated Debentures. The payment of dividends by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture, any other indenture that Lincoln may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Securities.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Lincoln's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Lincoln to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Lincoln in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment");
(6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Lincoln or a holder thereof; (7) the obligation or the right, if any, of Lincoln or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the Events of Default or covenants of Lincoln specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described under "--Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of Lincoln or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities or other securities; (18) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of Lincoln in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by Lincoln for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Lincoln will appoint the Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Lincoln with respect to any series of Junior Subordinated Debentures, Lincoln may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Lincoln maintains a transfer agent in each Place of Payment for such series. Lincoln may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither Lincoln nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. Lincoln anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by Lincoln if such Junior Subordinated Debentures are offered and sold directly by Lincoln. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of Lincoln, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Lincoln expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. Lincoln also expects that payments by Participants to owners of beneficial interests in such Global Junior

Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Lincoln within 90 days, Lincoln will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, Lincoln may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if Lincoln so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to Lincoln, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by Lincoln, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as Lincoln may designate from time to time in the applicable Prospectus Supplement, except that at the option of Lincoln payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Lincoln may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however Lincoln will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by Lincoln in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of Lincoln, be repaid to Lincoln and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to Lincoln for payment thereof.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, Lincoln may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, Lincoln may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  "Debenture Tax Event" means the receipt by Lincoln of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by Lincoln on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Lincoln, in whole or in part, for United States Federal income tax purposes.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless Lincoln defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

  If provided in the applicable Prospectus Supplement, Lincoln shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

RESTRICTIONS ON CERTAIN PAYMENTS

  Lincoln will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of Lincoln's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which Lincoln has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which Lincoln shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, Lincoln shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) Lincoln shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time Lincoln and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Lincoln and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  In addition, Lincoln and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Lincoln from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of Lincoln.

  The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

  A holder of Related Preferred Securities may institute a legal proceeding directly against Lincoln under the Indenture on behalf of the Issuer for enforcement of payment to the Issuer of the principal of or interest on the Corresponding Junior Subordinated Debentures on or after the respective due dates specified in such Junior Subordinated Debentures. The holders of the Preferred Securities would not be able to exercise directly any remedies available to the holder of the Corresponding Junior Subordinated Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have such right to institute proceedings.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. Lincoln is required to file annually with the Debenture Trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that Lincoln shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Lincoln or convey, transfer or lease its properties and assets substantially as an entirety to Lincoln, unless (i) in case Lincoln consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Lincoln's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing;
(iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee, and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving Lincoln that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Lincoln deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Lincoln's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Lincoln will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Lincoln, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, Lincoln has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lincoln, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses
(i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Lincoln whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of Lincoln which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Lincoln, (ii) any Debt of Lincoln to any of its subsidiaries, (iii) Debt to any employee of Lincoln, (iv) any liability for taxes and (v) indebtedness or monetary obligations to trade creditors or assumed by Lincoln or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

  Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln are owned by such subsidiaries. Lincoln relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, including liabilities under contracts of insurance and annuities written by Lincoln's insurance subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of Lincoln for payments of interest and principal and premium, if any.

  The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Lincoln. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by Lincoln for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by Lincoln to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "--Modification of Indenture" and "--Debenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  If a Special Event in respect of an Issuer of Related Preferred Securities shall occur and be continuing, Lincoln may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. Lincoln may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  Lincoln will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) Lincoln has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, Lincoln will pay to such Issuer such Additional Sums. Lincoln will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to Lincoln's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by Lincoln for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

  If provided in the applicable Prospectus Supplement, Lincoln has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under stock plans in the future, (c) payments under any Guarantee and (d) purchasers of common stock related to the issuance of common stock under any of Lincoln's benefit plans for its directors, officers or employees).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If Lincoln does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Lincoln on a limited basis as set forth herein under "Description of Guarantees."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation preference of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by Lincoln upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Optional Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by Lincoln upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

  Lincoln will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Junior Subordinated Debentures--Redemption," (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption," or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

  Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, Lincoln has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Lincoln has the right to terminate the related Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer. If Lincoln does not elect either option described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  Extension of Maturity of Corresponding Junior Subordinated Debentures. If provided in the applicable Prospectus Supplement, Lincoln shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debentures at the time that Lincoln exercises its right to elect to terminate the related Issuer and cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed. "Liquidation Amount" means the stated amount of $25 per Trust Security.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by Lincoln on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Lincoln, in whole or in part, for United States Federal income tax purposes, or (iii) the applicable Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by Lincoln pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), Lincoln or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular

Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless Lincoln defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof (and distributions cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, Lincoln as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of Lincoln as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Lincoln; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if Lincoln, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of Lincoln, as Depositor); (iii) the redemption of all of the Issuer's Trust Securities following a Special Event; (iv) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (v) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Lincoln to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and Lincoln, as Depositor, unless such

Event of Default shall have been cured or waived. Lincoln, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See""--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Lincoln as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Lincoln, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of Lincoln, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Lincoln expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Lincoln has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) Lincoln or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by Lincoln and the Issuer Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and Lincoln with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to
(i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by Lincoln, the Issuer Trustees or any affiliate of Lincoln or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. Lincoln anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by Lincoln if such Preferred Securities are offered and sold directly by Lincoln. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of Lincoln, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Lincoln expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. Lincoln also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Lincoln within 90 days, Lincoln will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, Lincoln may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if Lincoln so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to Lincoln, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by Lincoln, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Lincoln. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and Lincoln. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Lincoln) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Lincoln and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of Lincoln for United States Federal income tax purposes. In this connection, Lincoln and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that Lincoln and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred

Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications buy DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or Lincoln, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and Lincoln. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. Lincoln, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and Lincoln believe to be accurate, but the Issuers and Lincoln assume no responsibility for the accuracy thereof. Neither the Issuers nor Lincoln has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by Lincoln concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  Lincoln will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and
(b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. Lincoln's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Lincoln to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If Lincoln does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of Lincoln. See "--Status of Guarantee." Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, Lincoln's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and claimants should look only to the assets of Lincoln for payments thereunder. The payment of dividends by Lincoln's insurance company subsidiaries is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "Lincoln National Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Indenture, any other indenture that Lincoln may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

  Lincoln has, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of Lincoln and will rank subordinate and junior in right of payment to all Senior Debt.

  Each Guarantee will rank pari passu with all other Guarantees issued by Lincoln. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by Lincoln. Lincoln expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Lincoln and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of Lincoln to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against Lincoln to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  Lincoln, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Lincoln is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by Lincoln in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by Lincoln under each Trust Agreement (the "Expense Agreement"), Lincoln will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                  SUBORDINATED DEBENTURES AND THE GUARANTEES

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by Lincoln as and to the extent set forth under "Description of Guarantees." Taken together, Lincoln's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that Lincoln does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against Lincoln under the Indenture on behalf of such Issuer for enforcement of payment to such Issuer of principal of or interest on the Related Preferred Securities. The obligations of Lincoln under each Guarantee are subordinate and junior in right of payment to all Senior Debt of Lincoln.

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) Lincoln shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, Lincoln has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Lincoln has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

  A holder of any related Preferred Security may institute a legal proceeding directly against Lincoln to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of Lincoln would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Lincoln, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from Lincoln the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions from such Issuer (or from Lincoln under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Lincoln, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of Lincoln, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of Lincoln receive payments or distributions. Since Lincoln is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of Lincoln in the event of liquidation or bankruptcy of Lincoln are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. Lincoln and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from Lincoln and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by Lincoln and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with Lincoln and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Lincoln for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, Lincoln and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for Lincoln and the Issuers by Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, counsel to Lincoln and for the Issuers by Richards, Layton & Finger, special Delaware counsel to the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Sonnenshein Nath & Rosenthal and Sullivan & Cromwell will rely on (i) the opinion of Richards, Layton & Finger as to matters of Delaware law and (ii) the opinion of Jack D. Hunter, Esq., Executive Vice President and General Counsel of Lincoln, as to matters of
Indiana law. As of May    , 1996, Mr. Hunter beneficially owned    shares of
Common Stock of Lincoln, including shares held in the Lincoln National Corporation Savings and Profit-Sharing Plan and the Lincoln National Corporation Employees' and Agents' Stock Bonus Plan, and holds options to
acquire an additional     shares of Common Stock, which options are currently
exercisable except for options to acquire:     shares in    .

                                    EXPERTS

  The consolidated financial statements and schedules of Lincoln National Corporation and subsidiaries appearing in Lincoln National Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PRO-SPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF LINCOLN NATIONAL CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Risk Factors.............................................................  S-4
Lincoln National Capital I...............................................  S-8
Lincoln National Corporation.............................................  S-8
Recent Developments...................................................... S-10
Ratio of Earnings to Fixed Charges....................................... S-11
Use of Proceeds.......................................................... S-11
Capitalization........................................................... S-12
Accounting Treatment..................................................... S-12
Selected Financial Information........................................... S-13
Certain Terms of Series A QUIPS.......................................... S-14
Certain Terms of Series A QUIDS.......................................... S-16
Certain Federal Income Tax Consequences.................................. S-19
Underwriting............................................................. S-22
Validity of Securities................................................... S-23

                                  PROSPECTUS
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
Lincoln National Corporation.............................................    5
The Issuers..............................................................    5
Use of Proceeds..........................................................    6
Description of Junior Subordinated Debentures............................    6
Description of Preferred Securities......................................   17
Book-Entry Issuance......................................................   29
Description of Guarantees................................................   31
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees..............................   33
Plan of Distribution.....................................................   35
Validity of Securities...................................................   36
Experts..................................................................   36

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                                   PREFERRED SECURITIES

                          LINCOLN NATIONAL CAPITAL I

                              % CUMULATIVE QUARTERLY
                         INCOME PREFERRED SECURITIES,
                              SERIES A (QUIPS SM)

                     GUARANTEED TO THE EXTENT THE SERIES A
                         ISSUER HAS FUNDS AS SET FORTH
                                   HEREIN BY

                               LINCOLN NATIONAL
                                  CORPORATION


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                                     LOGO

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                             GOLDMAN, SACHS & CO.

                           BEAR, STEARNS & CO. INC.

                           A.G. EDWARDS & SONS, INC.

                              MERRILL LYNCH & CO.

                               SMITH BARNEY INC.

                      REPRESENTATIVES OF THE UNDERWRITERS

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                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Registration fee under the Securities Act of 1933, as amended..... $172,414
   Blue Sky fees and expenses (including counsel fees)...............    *
   Fees of rating agencies...........................................    *
   Trustees' fee and expenses........................................    *
   Printing and engraving............................................    *
   Accounting services...............................................    *
   Legal fees of Registrant's counsel................................    *
   Miscellaneous.....................................................    *
                                                                      --------
     Total........................................................... $    *
                                                                      ========

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*To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code Section 23-1-37) (the "Law"), which applies to the Registrant, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the Law.

  The Law provides indemnity for present and past directors, officers, employees and agents of Lincoln and of other entities, including partnerships, trusts and employee benefit plans, who serve in such capacities at the request of Lincoln, against obligations to pay as the result of threatened, pending or completed actions, suits or proceedings, whether criminal, civil, administrative or investigations to which they are parties, if it is determined by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors that they acted in good faith and they reasonably believed their conduct in their official capacity was in Lincoln's best interests or if such conduct was not in their official capacity, that the same was at least not opposed to Lincoln's best interests, and that in criminal proceedings they had reasonable cause to believe their conduct was lawful or no reasonable cause to believe that it was unlawful. The Law provides for mandatory indemnification for directors and officers against reasonable expenses incurred if they were wholly successful in the defense of such proceeding. Also termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet the standard of conduct set forth in the Law. The indemnity provided by the Law may be enforced in court and provision is made for advancement of expenses. The Law also permits Lincoln to insure its liability on behalf of the directors, officers, employees and agents so indemnified and the Law does not exclude any other rights in indemnification and advancement of expenses provided in Lincoln's Articles of Incorporation, Bylaws, or resolutions of its board of directors or its shareholders.

  The Bylaws of Lincoln provide for the indemnification of its officers, directors and employees against reasonable expenses, including settlements, that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties so long as (i) the individual's conduct was in good faith, (ii) he reasonably believed that the conduct was in the Company's best interests (or for non-corporate acts, not against the best interest of the Company), and (iii) in the case of criminal proceedings, the individual either had reason to believe the conduct was lawful, or no reasonable cause to believe it was unlawful. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of Lincoln or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of Lincoln.

  Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Lincoln pursuant to the foregoing provisions, Lincoln has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lincoln of expenses incurred or paid by a director, officer or controlling person of Lincoln in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lincoln will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Lincoln maintains directors' and officers' liability insurance with an annual aggregate limit of $50,000,000 for the current policy period, subject to a $1,000,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.

  Reference is made to the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

  Under the Trust Agreement, Lincoln will agree to indemnify each of the Trustees of the Issuer or any predecessor Trustee for the Issuer, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS.

 EXHIBIT
 -------
   1     Form of Underwriting Agreement*
   4(a)  Articles of Incorporation of Lincoln National Corporation, as amended
         (incorporated by reference to Exhibit 4(a) to Lincoln's Form S-3/A
         (File No. 33-55379) filed with the Commission on September 15, 1994)
   4(b)  By-laws, as amended (incorporated by reference to Exhibit 3(b) to
         Lincoln's Form 10-K (File No. 1-6028) for fiscal year ended December
         31, 1991)
   4(c)  Rights Agreement, dated November 7, 1986 (incorporated by reference to
         Exhibit 4(e) to Lincoln's Form 10-K for the fiscal year ended December
         31, 1994)
   4(d)  Indenture of LNC dated as of January 15, 1987 (Commission File No. 33-
         22658) (incorporated by reference to Exhibit 4(a) of Lincoln's Form
         10-K for the year ended December 31, 1994)
   4(e)  First Supplemental Indenture dated as of July 1, 1992, to Indenture of
         LNC dated as of January 15, 1987 (incorporated by reference to Annex B and Annex C of Lincoln's Form 8-K filed with the Commission on July 7,
         1992)
   4(f)  First Supplemental Indenture dated as of July 1, 1992, to Indenture of
         LNC dated as of January 15, 1987 (incorporated by reference to Annex B and Annex D of Lincoln's Form 8-K filed with the Commission on July 7,
         1992)
   4(g)  Indenture of LNC dated as of September 15, 1994, between LNC and The
         Bank of New York, as Trustee (incorporated by reference to Exhibit No.
         4(c) of Lincoln's S-3/A (File No. 33-55379), filed with the Commission on September 15, 1994)
   4(h)  Form of Junior Subordinated Indenture, dated as of May 1, 1996, between Lincoln and The First National Bank of Chicago, as Debenture
         Trustee
   4(i)  Certificate of Trust of Lincoln National Capital I
   4(j)  Trust Agreement of Lincoln National Capital I
   4(k)  Certificate of Trust of Lincoln National Capital II
   4(l)  Trust Agreement of Lincoln National Capital II
   4(m)  Certificate of Trust of Lincoln National Capital III
   4(n)  Trust Agreement of Lincoln National Capital III
   4(o)  Form of Amended and Restated Trust Agreement (Agreements for Lincoln
         National Capital I, Lincoln National Capital II and Lincoln National
         Capital III are substantially identical except for names and dates)
   4(p)  Form of Preferred Security Certificate for Lincoln National Capital I,
         Lincoln National Capital II and Lincoln National Capital III (included as Exhibit D of Exhibit 4(o))
   4(q)  Form of Guarantee Agreement (Agreements for Lincoln National Capital
         I, Lincoln National Capital II and Lincoln National Capital III are
         substantially identical except for names and dates)
   5(a)  Opinion of counsel as to legality of the Junior Subordinated
         Debentures and the Guarantees to be issued by Lincoln*
   5(b)  Opinion of special Delaware counsel as to legality of the Preferred
         Securities to be issued by Lincoln National Capital I, Lincoln
         National Capital II and Lincoln National Capital III*
   8     Opinion of counsel as to certain federal income tax matters*
  12     Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 of Lincoln's Form 10-Q for the three months ended March 31, 1996)

 EXHIBIT
 -------
  23(a)  Consents of auditors
  23(b)  Consent of Counsel to Lincoln*
  23(c)  Consent of Special Delaware Counsel*
  24     Power of Attorney (see signature page)
  25(a)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         to act as trustee under the Junior Subordinated Indenture
  25(b)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         to act as trustee under the Amended and Restated Trust Agreement of
         Lincoln National Capital I
  25(c)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         to act as trustee under the Amended and Restated Trust Agreement of
         Lincoln National Capital II
  25(d)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         to act as trustee under the Amended and Restated Trust Agreement of
         Lincoln National Capital III
  25(e)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         under the Guarantee for the benefit of the holders of Preferred
         Securities of Lincoln National Capital I
  25(f)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         under the Guarantee for the benefit of the holders of Preferred
         Securities of Lincoln National Capital II
  25(g)  Form T-1 Statement of Eligibility of The First Chicago National Bank
         under the Guarantee for the benefit of the holders of Preferred
         Securities of Lincoln National Capital III

- --------
*To be filed by amendment.

ITEM 17. UNDERTAKINGS

  Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned Registrants hereby also undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (5) That, for the purposes of determining any liability under the Securities Act of 1933:

      (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, LINCOLN NATIONAL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WAYNE, STATE OF INDIANA, ON THE 20TH DAY OF MAY, 1996.

                                          Lincoln National Corporation
                                                (Registrant)

                                                     Richard C. Vaughan
                                          By: _________________________________
                                                  Executive Vice President
                                               (Principal Financial Officer)

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS RICHARD C. VAUGHAN, DONALD L. VAN WYNGARDEN AND JOHN L. STEINKAMP AND EACH OF THEM SEVERALLY, ACTING ALONE AND WITHOUT THE OTHER, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH AUTHORITY TO EXECUTE IN THE NAME OF EACH SUCH PERSON, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH ANY EXHIBITS THERETO AND OTHER DOCUMENTS THEREWITH, ANY AND ALL AMENDMENTS (INCLUDING WITHOUT LIMITATION POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT NECESSARY OR ADVISABLE TO ENABLE THE REGISTRATION STATEMENT TO COMPLY WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY RULES, REGULATIONS AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, WHICH AMENDMENTS MAY MAKE SUCH OTHER CHANGES IN THE REGISTRATION STATEMENT AS THE AFORESAID ATTORNEY-IN-FACT EXECUTING THE SAME DEEMS APPROPRIATE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 20TH DAY OF MAY, 1996.

              SIGNATURE                                   TITLE

            Ian M. Rolland                Chairman, Chief Executive Officer &
- -------------------------------------      Director (Principal Executive
                                           Director)

           Robert A. Anker                President, Chief Operating Officer &
- -------------------------------------      Director

         Richard C. Vaughan               Executive Vice President (Principal
- -------------------------------------      Financial Officer)

       Donald L. Van Wyngarden            Second Vice President & Controller
- -------------------------------------      (Principal Accounting Officer)

              SIGNATURE                                   TITLE

        J. Patrick Barrett                Director
- -------------------------------------

         Thomas D. Bell, Jr.              Director
- -------------------------------------

         Daniel R. Efroymson              Director
- -------------------------------------

          Harry L. Kavetas                Director
- -------------------------------------

          M. Leanne Lachman               Director
- -------------------------------------

           Leo J. McKernan                Director
- -------------------------------------

            Earl L. Neal                  Director
- -------------------------------------

             Roel Pieper                  Director
- -------------------------------------

          John M. Pietruski               Director
- -------------------------------------

         Jill S. Ruckelshaus              Director
- -------------------------------------

          Gordon A. Walker                Director
- -------------------------------------

      Gilbert R. Whitaker, Jr.            Director
- -------------------------------------

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LINCOLN NATIONAL CAPITAL I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WAYNE, AND STATE OF INDIANA ON THE 20TH DAY OF MAY, 1996.

                                       Lincoln National Capital I


                                       By: Lincoln National Corporation, as
                                        Depositor


                                                     Janet C. Whitney
                                       By: ____________________________________
                                              Vice President and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LINCOLN NATIONAL CAPITAL II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WAYNE, AND STATE OF INDIANA ON THE 20TH DAY OF MAY, 1996.

                                       Lincoln National Capital II


                                       By: Lincoln National Corporation, as
                                        Depositor


                                                     Janet C. Whitney
                                       By: ____________________________________
                                              Vice President and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LINCOLN NATIONAL CAPITAL III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WAYNE, AND STATE OF INDIANA ON THE 20TH DAY OF MAY, 1996.

                                       Lincoln National Capital III


                                       By: Lincoln National Corporation, as
                                        Depositor


                                                     Janet C. Whitney
                                       By: ____________________________________
                                              Vice President and Treasurer